EXHIBIT 10.1
AMENDMENT #7 TO CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT #7 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into by the undersigned parties as of March 20, 2006 with respect to the Credit and Security Agreement dated as of August 16, 2002 by and among Boston Scientific Funding Corporation, a Delaware corporation (“Borrower”), Boston Scientific Corporation, a Delaware corporation, as initial Servicer, Variable Funding Capital Company LLC, a Delaware limited liability company as assignee of Blue Ridge Asset Funding Corporation (“VFCC”), Victory Receivables Corporation, a Delaware corporation (“Victory”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch), individually as a Liquidity Bank and as Victory Agent and Wachovia Bank, National Association, individually as a Liquidity Bank, as VFCC Agent and as Administrative Agent, as amended from time to time (the “Credit and Security Agreement”). Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Credit and Security Agreement.

RECITALS

WHEREAS, the Borrower, the initial Servicer, Victory, VFCC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, individually as a Liquidity Bank and as Victory Agent and Wachovia Bank, National Association, individually, as a Liquidity Bank, as VFCC Agent and as Administrative Agent entered into the Credit and Security Agreement; and

WHEREAS, the Borrower has requested that the Agents amend the Credit and Security Agreement.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.     Amendments.

(a)    Sections 2.2(a) and (b) of the Credit and Security Agreement are hereby amended and restated in their entirety to read as follows:

 Section 2.2. Selection of CP Tranche Periods and Interest Periods.

(a)  Except upon the occurrence and during the continuance of an Amortization Event and subject to Sections 1.2(c) and 2.2(b) and, in the case of LIBOR Loans, Section 2.2(c): Borrower (or the Servicer, on Borrower’s behalf) in its Borrowing Request may request Interest Periods from time to time to apply to the LIBOR Loans; provided, however, that no Interest Period of any Liquidity Bank which began prior to its Liquidity Termination Date shall extend beyond such Liquidity Termination Date.

(b)  Each of the Co-Agents shall have the right to subdivide any requested LIBOR Loan into one or more LIBOR Loans with different Interest Periods, or, if the requested period is not feasible, to suggest an alternative Interest Period. Notwithstanding the foregoing, not less than $1,000,000 of principal may be allocated to any CP Tranche Period of the Conduits or to any Interest Period of any Liquidity Funding, and no Alternate Base Rate Loan may have a principal amount of less than $1,000,000.

(b) All references in the Agreement to “BTM” shall be replaced with “BTMU” and similarly, all references in the Agreement to “The Bank of Tokyo-Mitsubishi, Ltd., New York Branch” shall be replaced with “The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch”.

(c) The definition of “Face Value” in the Agreement is hereby deleted, and each of the following definitions in the Agreement is hereby amended and restated in its entirety to read as follows:

“Broken Funding Costs” means, for any CP Rate Loan of a Conduit which: (a) has its principal reduced without compliance by Borrower with the notice requirements hereunder, (b) is not prepaid in the amount specified in a Prepayment Notice on the date specified therein or (c) is assigned or otherwise transferred by such Conduit to its respective Liquidity Banks under its respective Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, an amount including the excess, if any, of (i) the CP Costs that would have accrued during the remainder of the applicable commercial paper tranche periods determined by the applicable Co-Agent to relate to such Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such prepayment was designated to occur pursuant to the applicable Prepayment Notice) of the principal of such CP Rate Loan if such reduction, assignment or termination had not occurred or such Prepayment Notice had not been delivered, over (ii) the sum of (A) to the extent all or a portion of such principal is allocated to another CP Rate Loan, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (B) to the extent such principal is not allocated to another CP Rate Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated.

“CP Costs” means for either Conduit for each day, the sum of (i) discount or interest accrued on its Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by its Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of such Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance during any period of time determined by a Conduit’s Co-Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

“CP Rate” means, with respect to either Conduit for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of such Conduit’s CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Conduit’s CP Costs for such CP Tranche Period.

“CP Tranche Period” means, with respect to either Conduit, a Calculation Period.

“Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.

“Required Notice Period” means the number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

Aggregate Reduction	Required Notice Period
less than 25% of the Aggregate Commitment	2 Business Days
greater than or equal to 25% but less than 50% of the Aggregate Commitment	5 Business Days
greater than or equal to 50% of the Aggregate Commitment	10 Business Days

(d) Schedule A to the Credit and Security Agreement is hereby amended and restated to read as follows, and the Commitments of the various Lenders are hereby amended accordingly:

Lender	Commitment
VFCC	None
Wachovia	$210,000,000
Victory	$140,000,000 (less amounts funded under BTMU’s Commitment)
BTMU	$140,000,000 (less amounts funded under Victory’s Commitment)

2.     Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that:

(a)     The Agents shall have received counterparts hereof duly executed by each of the parties to the Credit and Security Agreement,

(b)     Victory shall have received counterparts of an amendment to the Victory Liquidity Agreement increasing the liquidity commitment thereunder to $142,800,000, and

(c)     VFCC shall have received counterparts of an amendment to the VFCC Liquidity Agreement increasing the liquidity commitment thereunder to $214,200,000.

The signatures of Victory and VFCC on counterparts of this Amendment shall constitute confirmation that conditions (b) and (c), respectively, have been satisfied.

3.     Scope of Amendment. Except as expressly amended hereby, the Credit and Security Agreement remains in full force and effect in accordance with its terms and this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit and Security Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

4.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

5.     Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

BOSTON SCIENTIFIC FUNDING CORPORATION

By: ___________________________________
Name:  Milan Kofol
Title:    Vice President, Treasurer

BOSTON SCIENTIFIC CORPORATION, as Servicer

By:  __________________________________
Name:    Milan Kofol
Title:      Vice President, Treasurer & Investor Relations

VARIABLE FUNDING CAPITAL COMPANY LLC

BY:   WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY-IN-FACT

By: ________________________________________
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION,
individually as a Liquidity Bank, as VFCC Agent and as Administrative Agent

By: ________________________________________
Name:
Title:

VICTORY RECEIVABLES CORPORATION

By: _________________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Liquidity Bank

By: _________________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Victory Agent

By: _________________________________________
Name:
Title: